Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement (No. 333-138025) on Amendment No. 3 on Form SB-2 of Digital Ally, Inc. of our report dated February 28, 2007 relating to our audits of the financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Interest of Named Experts and Counsel” in such Prospectus.

Kansas City, Missouri

April 6, 2007